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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prostectuses constituting part of this Registration Statement on Form S-3 of Plantronics, Inc., of our report dated April 17, 1998, appearing on page 22 of the 1998 Annual Report to stockholders, which is incorporated by reference in the Annual Report on Form 10-K for the year ended March 28, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectuses.



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
San Jose, California
April 30, 1999